PACS Group, Inc. Reports Second Quarter 2026 Results

Conference Call and Webcast Scheduled for Tomorrow, August 5, 2026, at 11:30 am ET.

SALT LAKE CITY, Utah, August 4, 2026 – PACS Group, Inc. (NYSE: PACS) (“PACS” or the “Company”), which together with its subsidiaries is one of the largest post-acute healthcare companies in the United States, announced operating results for the second quarter of 2026.
Second Quarter 2026 Financial Highlights

•Revenue was $1.43 billion, an increase of 9.1% over prior year.
•Net income was $76.3 million, an increase of $25.4 million, or 49.8% from $51.0 million in the prior-year period.
•Diluted Earnings Per Share was $0.47, an increase of 51.6% over prior year, and Adjusted Earnings Per Share was $0.63, an increase of 34.0% over prior year.1
•Adjusted EBITDA was $166.8 million, an increase of $32.9 million, or 24.6% from $133.9 million in the prior-year period.1
•Adjusted EBITDAR was $261.5 million.1

Second Quarter 2026 Select KPIs

•On a same-store basis, which includes the 284 skilled nursing facilities (“SNFs”) operated by the Company as of the beginning of 2025, SNF revenue increased 5.8% in the second quarter of 2026 compared to the prior-year period. Occupancy improved to 90.6% from 89.1% in the second quarter of 2025, and skilled mix increased in both revenue and nursing patient days.
•The Company had 239 facilities, or 83.6%, of its skilled nursing portfolio achieve a 4 or 5 star CMS Quality Measure Star rating, with its 184 mature facilities achieving an average rating of 4.5.
•Overall occupancy was 90.4%, compared to an industry average of 79.5%. Mature facilities occupancy was 93.8%.
•Mature facilities skilled mix was 31.9%, while overall skilled mix increased to 30.0%, an improvement of 100 basis points from 29.0% in the prior-year period, driven by continued improvement in our Ramping facilities cohort.
•Cash provided by operating activities was $371.8 million for the six months ended June 30, 2026.
•The Company deployed $104.3 million to acquire real estate during the second quarter of 2026, bringing the total real estate investment to $190.8 million for the first six months of the year.
•As of June 30, 2026, the Company had $756.6 million in available liquidity, including $164.5 million of cash and cash equivalents.

“Our second quarter results reflect the continued strength of the PACS platform and the exceptional execution of our local leadership teams across the country. We delivered strong growth in revenue, net income, occupancy and skilled mix while continuing to improve quality outcomes throughout our portfolio,” said Jason Murray, PACS Chief Executive Officer. “Just as important, we are expanding our footprint through acquisitions, including the Eduro transaction previously announced, which will add 34 well-positioned facilities in Texas and other attractive markets. We believe these additions, combined with our proven operating model and deep bench of experienced leaders, create meaningful opportunities to enhance care, support our facility teams and drive long-term growth. As we enter the second half of the year, we remain confident in the momentum of our business and our ability to create value through both operational excellence and disciplined expansion.”

“Our second quarter results highlight the effectiveness of our operating model in driving continued improvement across both our mature and ramping cohorts. We increased revenue by more than 9%, grew Adjusted EBITDA 25%, and generated strong operating cash flow while maintaining substantial liquidity and a conservative balance sheet,” said Carey Hendrickson, PACS Chief Financial Officer. “At the same time, we continue to invest in long-term growth through strategic real estate acquisitions and the integration of additional facilities. Our strong operating performance provides us
1 Adjusted Earnings Per Share, Adjusted EBITDA, and Adjusted EBITDAR are Non-GAAP Financial Measures. See “Reconciliation of GAAP to Non-GAAP Financial Information”.

the flexibility to pursue growth opportunities from a position of financial discipline, and we are well positioned to continue scaling the PACS platform and delivering meaningful value for stakeholders.”

Growth Highlights
As previously announced on June 29, 2026, subsidiaries of PACS have entered into a definitive agreement to acquire the operations of 34 skilled nursing facilities across six western states from Eduro Healthcare. The operations are in Texas (22 facilities), Montana (six facilities), South Dakota (three facilities), and one facility in each of New Mexico, North Dakota, and Utah. Collectively, the facilities comprise 3,633 skilled nursing beds. As of August 1, 2026, PACS has closed on its acquisition of the operations of 20 of the 22 Texas facilities, with the remaining 14 Eduro facilities expected to close in the third and fourth quarters of 2026.

Revised 2026 Business Outlook

“Given the continued excellent performance of our portfolio across all cohorts, we are increasing our full-year 2026 Adjusted EBITDA guidance to a range of $640 million to $660 million, up from our prior range of $605 million to $625 million,” said Hendrickson. “At the midpoint, this represents approximately 29% growth over 2025.”

“We are also increasing our revenue guidance to $5.75 billion to $5.85 billion, up from our prior range of $5.65 billion to $5.75 billion."

"Our guidance reflects a modest contribution of anticipated revenue and EBITDA related to the 20 Texas facilities associated with the Eduro transaction that closed on August 1, 2026. It does not include the remaining Eduro facilities that have yet to close, nor does it include any future acquisitions. That said, we continue to see a robust pipeline of acquisition opportunities and remain actively engaged in evaluating potential transactions that align with our strategic, operational and financial criteria,” said Hendrickson.

As of today, PACS's growing portfolio comprises 344 healthcare operations across 17 states. PACS owns 64 facilities and leases an additional 49 facilities with partial ownership in real estate. PACS holds 36 purchase options on leased facilities and 20 purchase options through partnerships. The Company remains focused on acquiring underperforming and moderately performing operations where its operating model can drive meaningful improvement, while selectively investing in real estate to support long-term value creation.
A live webcast will be held August 5, 2026, at 11:30 a.m. Eastern time to discuss PACS’s second quarter financial results. To listen to the webcast please visit the Investor Relations section of PACS’s website at https://IR.pacs.com or by dialing 877-407-0621 / +1 215-268-9899. The webcast will be recorded and will be available for replay via the website for 30 days following the call.
About PACS™
PACS Group, Inc. is a holding company investing in post-acute healthcare facilities, professionals, and ancillary services. Founded in 2013, PACS Group is one of the largest post-acute platforms in the United States. Its independent subsidiaries operate 344 post-acute care facilities across 17 states serving over 33,400 patients daily. References herein to the consolidated “Company,” as well as the use of the terms “we,” “us,” “our,” “its” and similar verbiage, refer to PACS Group, Inc. and its consolidated subsidiaries, taken as a whole. PACS Group, Inc. and its subsidiaries that are not licensed healthcare providers do not provide healthcare services to patients, residents or any other person, and do not direct or control the provision of services provided or the operations of those provider subsidiaries. All healthcare services are provided solely by its applicable subsidiaries that are licensed healthcare providers, under the direction and control of licensed healthcare professionals in accordance with applicable law. More information about PACS is available at https://IR.pacs.com. The information on our website is not part of this press release.

Investors: IR@pacs.com

Media: Brooks Stevenson
VP Corporate Communication
90 S. 400 W. Suite 700
Salt Lake City, UT 84101
T: 385-988-3596
brooks.stevenson@pacs.com
https://www.pacs.com
https://ir.pacs.com
Forward Looking Statements Disclaimer
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this press release other than statements of historical fact, including statements regarding our future financial performance and guidance, including expected revenue and adjusted EBITDA for fiscal year 2026, business strategy and growth plans, acquisition and integration activities, including the expected timing of remaining facility closings, operational and quality improvement initiatives, capital allocation and investment strategies, expectations regarding our acquisition pipeline and future transactions, uncertainty regarding the timing, amount, and continuation of payments under California's WQIP or similar state programs; our ability to execute share repurchases at favorable prices or at all, and the impact of repurchases on our capital position and liquidity; and other expectations, beliefs, plans, or objectives of management, are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “shall,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” “goal,” “objective,” “seeks,” or “continue,” or the negative of these terms or other similar expressions. Forward-looking statements are neither promises nor guarantees and are based on management’s current expectations, estimates, forecasts and assumptions and on trends that we believe may affect our business, results of operations, financial condition and prospects. These statements are subject to risks, uncertainties and other important factors that may cause actual results to differ materially from those expressed or implied by the forward-looking statements, including, without limitation, our dependence on reimbursement from third-party payors, and changes in patient acuity mix, payor mix, payment methodologies, or new cost-containment initiatives could negatively impact our revenue and results of operations; we may not be fully reimbursed for all services billed through consolidated billing or bundled payments, reducing our revenue and financial condition; increased competition for, or shortages of, nurses, nurse assistants and other skilled personnel could raise labor costs and subject us to monetary fines; state efforts to regulate or deregulate healthcare services or the construction, expansion, or acquisition of healthcare facilities could impair our ability to expand or increase competition; failure to attract patients and residents or compete effectively with other healthcare providers may reduce our revenue and profitability; reviews and audits of care delivery, recordkeeping and billing may detect noncompliance requiring repayment of billed amounts or other costs; litigation and claims common in our industry could result in significant legal costs, settlements or damage awards, and our self-insurance programs may expose us to unexpected costs and losses; material weaknesses in our internal control over financial reporting, or failure to remediate such weaknesses or maintain effective controls, could impair timely and accurate reporting, reduce investor confidence, subject us to penalties, and affect the value of our common stock; inability to provide consistently high quality of care, or employee conduct that impacts patient health, safety or clinical treatment, could result in civil or criminal penalties and harm our operations; significant reliance on information technology, and any failure or interruption of that technology, could impair our operations; operational metrics derived from internal systems without independent verification may contain inaccuracies that harm our reputation; inability to complete acquisitions at attractive prices or at all may reduce revenue, and divestitures of underperforming or non-strategic subsidiaries would further decrease revenue; we may not successfully integrate acquired facilities or achieve expected benefits; acquisitions may entail unforeseen costs, liabilities or regulatory issues that adversely affect our operations; difficulty completing partnerships consistent with our growth strategy; failure to achieve or maintain competitive quality ratings from CMS or private rating organizations could negatively affect us; inability to obtain insurance or increases in insurance costs could impair our financial condition; geographic concentration of our facilities, including in California, increases vulnerability to local economic downturns, regulatory changes or natural disasters; actions of national labor unions may reduce our revenue and profitability; because we lease most facilities, we face risks from lease termination, extensions and special charges that could affect our financial condition and results of operations; insufficient cash flow to cover required payments or meet covenants under long-term debt, mortgages and leases could trigger defaults and cross-defaults, risking loss of facilities or foreclosures; we may need additional capital to fund operations and growth, which may be unavailable or available only on unfavorable terms; extensive and complex laws and regulations govern our industry, and noncompliance or regulatory changes could require significant expenditures or operational modifications; our founders, Jason Murray and Mark Hancock, hold substantial control and a substantial portion of our outstanding common stock, and their interests may conflict with those of other stockholders; as a "controlled company" under NYSE governance standards, we may rely on exemptions from certain requirements, and stockholders may not have the same protections afforded to stockholders of non-controlled companies. These and other important factors are described under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025, and in other filings that we make with the Securities and Exchange Commission from time to time. Any forward-looking statements contained in this press release speak only as of the date hereof. We undertake no obligation to update any forward-looking statements contained herein to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law.

PACS GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except for share and per share values)
	Unaudited
	June 30,	December 31,
	2026	2025
ASSETS
Current Assets:
Cash and cash equivalents	$164,451	$197,016
Accounts receivable, net	634,496	628,128
Other receivables	89,413	73,965
Prepaid expenses and other current assets	73,994	170,630
Total Current Assets	962,354	1,069,739
Property and equipment, net	1,397,436	1,201,096
Operating lease right-of-use assets	2,862,741	2,968,176
Insurance subsidiary deposits and investments	134,721	87,192
Escrow funds	21,726	18,404
Goodwill and other indefinite-lived assets	68,061	68,061
Other assets	209,282	171,366
Total Assets	$5,656,321	$5,584,034

LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable	$160,880	$192,232
Accrued payroll and benefits	187,689	187,516
Current operating lease liabilities	156,062	153,066
Current maturities of long-term debt	7,380	4,463
Current portion of accrued self-insurance liabilities	157,107	128,994
Refund liability	181,129	181,129
Other accrued expenses	204,811	154,030
Total Current Liabilities	1,055,058	1,001,430
Long-term operating lease liabilities	2,848,918	2,939,854
Line of credit	—	100,000
Long-term debt, less current maturities, net of deferred financing fees	238,709	244,803
Accrued self-insurance liabilities, less current portion	237,774	192,561
Other liabilities	160,462	152,937
Total Liabilities	$4,540,921	$4,631,585
Commitments and contingencies
Equity:
PACS Group, Inc. stockholders' equity:
Common stock: $0.001 par value; 1,250,000,000 shares authorized; 158,335,612 shares issued and outstanding as of June 30, 2026, and 156,615,144 shares issued and outstanding as of December 31, 2025	158	157
Additional paid-in capital	643,598	637,035
Retained earnings	466,644	309,579
Total PACS Group, Inc. stockholders' equity	1,110,400	946,771
Noncontrolling interest in subsidiary	5,000	5,678
Total Equity	$1,115,400	$952,449
Total Liabilities and Equity	$5,656,321	$5,584,034

PACS GROUP, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(dollars in thousands, except for share and per share values)
	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenue
Patient and resident service revenue	$1,427,497	$1,308,881	$2,847,456	$2,585,866
Other revenues	501	355	1,036	520
Total Revenue	$1,427,998	$1,309,236	$2,848,492	$2,586,386
Operating Expenses
Cost of services	1,089,538	1,020,879	2,164,074	2,044,670
Rent - cost of services	94,700	94,348	190,231	188,143
General and administrative expense	114,308	100,332	226,623	199,051
Depreciation and amortization	20,121	13,178	38,198	25,883
Total Operating Expenses	$1,318,667	$1,228,737	$2,619,126	$2,457,747
Operating income	109,331	80,499	229,366	128,639
Other (Expense) Income
Interest expense	(6,042)	(4,354)	(12,466)	(11,258)
Other income, net	2,548	2,467	2,673	3,961
Total Other Expense, Net	$(3,494)	$(1,887)	$(9,793)	$(7,297)
Income before provision for income taxes	105,837	78,612	219,573	121,342
Provision for income taxes	29,488	27,646	62,556	41,996
Net Income	$76,349	$50,966	$157,017	$79,346
Less:
Net (loss) income attributable to noncontrolling interest	(21)	3	(48)	(89)
Net Income Attributable To PACS Group, Inc.	$76,370	$50,963	$157,065	$79,435
Net Income Per Share Attributable To PACS Group, Inc.
Basic	$0.48	$0.33	$1.00	$0.51
Diluted	$0.47	$0.31	$0.97	$0.48
Weighted-Average Common Shares Outstanding
Basic	158,113,224	156,335,230	157,596,175	155,759,569
Diluted	161,986,725	165,474,133	162,013,611	165,942,274

PACS GROUP, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(dollars in thousands)

The following table presents selected data from our condensed consolidated statements of cash flows for the periods presented:
	Six Months Ended June 30,
	2026	2025
Net cash provided by/(used in):
Operating activities	$371,842	$202,818
Investing activities	(282,699)	(48,821)
Financing activities	(144,281)	(17,197)
Net change in cash	(55,138)	136,800
Cash, cash equivalents, and restricted cash - beginning of period	232,051	160,842
Cash, cash equivalents, and restricted cash - end of period	$176,913	$297,642

PACS GROUP, INC. AND SUBSIDIARIES
UNAUDITED KEY SKILLED SERVICES METRICS

We categorize our facilities into three cohorts. Mature facilities are defined as facilities purchased more than 36 months prior to a respective measurement date. Ramping facilities are defined as facilities purchased within 18 to 36 months prior to a respective measurement date. New facilities are defined as facilities purchased or built less than 18 months prior to a respective measurement date.
The following tables present key skilled services metrics by category for the skilled nursing facilities in each of the three facility cohorts, and for all skilled nursing facilities as of and for the three and six months ended June 30, 2026 and 2025:

	Three Months Ended June 30, 2026
	Mature	Ramping	New	Total

	(Dollars in thousands)
Skilled nursing services revenue (1)	$911,967	$370,863	$93,417	$1,376,247
Skilled mix by revenue (2)	54.0%	42.0%	44.3%	50.0%
Skilled mix by nursing patient days (3)	31.9%	26.9%	27.2%	30.0%
Occupancy for skilled nursing services:
Available patient days	1,798,861	875,953	309,076	2,983,890
Actual patient days	1,686,576	767,951	243,111	2,697,638
Occupancy rate (operational beds) (4)	93.8%	87.7%	78.7%	90.4%
Number of facilities at period end	184	100	6	290
Number of operational beds at period end	20,612	11,403	775	32,790

	Three Months Ended June 30, 2025
	Mature	Ramping	New	Total

	(Dollars in thousands)
Skilled nursing services revenue (1)	$709,432	$278,503	$290,210	$1,278,145
Skilled mix by revenue (2)	56.9%	41.3%	38.9%	49.4%
Skilled mix by nursing patient days (3)	34.2%	22.5%	24.8%	29.0%
Occupancy for skilled nursing services:
Available patient days	1,393,773	709,601	827,554	2,930,928
Actual patient days	1,319,679	611,000	666,420	2,597,099
Occupancy rate (operational beds) (4)	94.7%	86.1%	80.5%	88.6%
Number of facilities at period end	141	61	85	287
Number of operational beds at period end	15,363	7,751	9,094	32,208

	Six Months Ended June 30, 2026
	Mature	Ramping	New	Total

	(Dollars in thousands)
Skilled nursing services revenue (1)	$1,747,021	$700,877	$306,791	$2,754,689
Skilled mix by revenue (2)	54.7%	44.2%	40.4%	50.3%
Skilled mix by nursing patient days (3)	32.4%	27.3%	26.7%	30.3%
Occupancy for skilled nursing services:
Available patient days	3,394,154	1,628,322	909,544	5,932,020
Actual patient days	3,198,905	1,436,550	739,607	5,375,062
Occupancy rate (operational beds) (4)	94.2%	88.2%	81.3%	90.6%
Number of facilities at period end	184	100	6	290
Number of operational beds at period end	20,612	11,403	775	32,790

	Six Months Ended June 30, 2025
	Mature	Ramping	New	Total

	(Dollars in thousands)
Skilled nursing services revenue (1)	$1,401,592	$525,273	$605,355	$2,532,220
Skilled mix by revenue (2)	56.9%	42.6%	39.4%	49.7%
Skilled mix by nursing patient days (3)	34.1%	23.3%	25.2%	29.3%
Occupancy for skilled nursing services:
Available patient days	2,756,999	1,321,926	1,750,484	5,829,409
Actual patient days	2,621,386	1,140,172	1,421,260	5,182,818
Occupancy rate (operational beds) (4)	95.1%	86.3%	81.2%	88.9%
Number of facilities at period end	141	61	85	287
Number of operational beds at period end	15,363	7,751	9,094	32,208
__________________
(1)Portion of patient and resident service revenue generated from all patients in skilled nursing facilities.
(2)Portion of routine revenue generated from treating high acuity Medicare and managed care patients.
(3)Number of days that high acuity Medicare and managed care patients receive skilled nursing services at skilled nursing facilities as a percentage of the total number of days that patients from all payor sources receive skilled nursing services at skilled nursing facilities.
(4)Total number of patients occupying a bed in a skilled nursing facility as a percentage of the beds in such facility that are available for occupancy.

The following tables present additional detail regarding our skilled mix, including our percentage of revenue and nursing patient days by payor source for the skilled nursing facilities in each of the three facility cohorts, and for all skilled nursing facilities, for the three and six months ended June 30, 2026 and 2025:

Skilled mix by revenue:

	Three Months Ended June 30, 2026
	Mature	Ramping	New	Total
Medicare	38.3%	25.9%	25.2%	33.9%
Managed care	15.7	16.1	19.1	16.1
Skilled mix	54.0	42.0	44.3	50.0
Medicaid	36.7	47.7	45.9	40.4
Private and other	9.3	10.3	9.8	9.6
Total	100.0%	100.0%	100.0%	100.0%

	Three Months Ended June 30, 2025
	Mature	Ramping	New	Total
Medicare	41.9%	29.9%	22.2%	34.8%
Managed care	15.0	11.4	16.7	14.6
Skilled mix	56.9	41.3	38.9	49.4
Medicaid	34.5	48.8	51.4	41.5
Private and other	8.6	9.9	9.7	9.1
Total	100.0%	100.0%	100.0%	100.0%

	Six Months Ended June 30, 2026
	Mature	Ramping	New	Total
Medicare	39.0%	28.7%	21.7%	34.3%
Managed care	15.7	15.5	18.7	16.0
Skilled mix	54.7	44.2	40.4	50.3
Medicaid	36.3	45.8	49.0	40.2
Private and other	9.0	10.0	10.6	9.5
Total	100.0%	100.0%	100.0%	100.0%

	Six Months Ended June 30, 2025
	Mature	Ramping	New	Total
Medicare	41.6%	31.2%	21.6%	34.6%
Managed care	15.3	11.4	17.8	15.1
Skilled mix	56.9	42.6	39.4	49.7
Medicaid	34.7	48.1	51.1	41.4
Private and other	8.4	9.3	9.5	8.9
Total	100.0%	100.0%	100.0%	100.0%

Skilled mix by nursing patient days:

	Three Months Ended June 30, 2026
	Mature	Ramping	New	Total
Medicare	20.2%	14.5%	13.5%	18.0%
Managed care	11.7	12.4	13.7	12.0
Skilled mix	31.9	26.9	27.2	30.0
Medicaid	58.6	61.5	60.2	59.6
Private and other	9.5	11.6	12.6	10.4
Total	100.0%	100.0%	100.0%	100.0%

	Three Months Ended June 30, 2025
	Mature	Ramping	New	Total
Medicare	22.6%	14.0%	12.1%	17.8%
Managed care	11.6	8.5	12.7	11.2
Skilled mix	34.2	22.5	24.8	29.0
Medicaid	56.6	66.8	63.9	60.9
Private and other	9.2	10.7	11.3	10.1
Total	100.0%	100.0%	100.0%	100.0%

	Six Months Ended June 30, 2026
	Mature	Ramping	New	Total
Medicare	20.7%	15.4%	12.5%	18.2%
Managed care	11.7	11.9	14.2	12.1
Skilled mix	32.4	27.3	26.7	30.3
Medicaid	58.2	61.4	60.5	59.4
Private and other	9.4	11.3	12.8	10.3
Total	100.0%	100.0%	100.0%	100.0%

	Six Months Ended June 30, 2025
	Mature	Ramping	New	Total
Medicare	22.3%	14.7%	11.9%	17.8%
Managed care	11.8	8.6	13.3	11.5
Skilled mix	34.1	23.3	25.2	29.3
Medicaid	56.9	66.7	64.0	61.0
Private and other	9.0	10.0	10.8	9.7
Total	100.0%	100.0%	100.0%	100.0%

The following tables present average daily rates by payor source, excluding services that are not covered by the daily rate, for the three and six months ended June 30, 2026 and 2025:

	Three Months Ended June 30, 2026
	Mature	Ramping	New	Total
Medicare	$1,003.96	$871.30	$756.00	$956.75
Managed care	715.80	632.59	559.03	675.37
Total for skilled patient payors (1)	898.45	761.48	656.36	843.78
Medicaid	331.65	377.78	307.13	342.98
Private and other	516.55	433.47	317.27	468.55
Total (2)	$529.93	$487.29	$403.51	$506.40

	Three Months Ended June 30, 2025
	Mature	Ramping	New	Total
Medicare	$981.81	$969.59	$799.25	$947.67
Managed care	682.49	601.06	579.79	637.91
Total for skilled patient payors (1)	880.26	829.59	687.39	828.71
Medicaid	322.77	329.54	352.91	332.64
Private and other	493.00	418.50	377.19	441.22
Total (2)	$529.15	$451.46	$438.74	$487.68

	Six Months Ended June 30, 2026
	Mature	Ramping	New	Total
Medicare	$1,000.91	$909.69	$740.67	$955.55
Managed care	714.64	631.14	566.06	668.67
Total for skilled patient payors (1)	897.63	787.94	648.03	840.85
Medicaid	331.00	362.98	346.57	342.02
Private and other	510.97	433.63	354.61	461.95
Total (2)	$531.47	$486.94	$428.13	$505.35

	Six Months Ended June 30, 2025
	Mature	Ramping	New	Total
Medicare	$981.78	$976.44	$785.03	$944.79
Managed care	680.80	610.56	574.01	635.38
Total for skilled patient payors (1)	877.68	841.47	673.42	823.18
Medicaid	321.04	331.90	343.57	330.14
Private and other	490.94	429.79	378.46	442.76
Total (2)	$526.36	$460.42	$430.47	$485.56
__________________
(1)Represents weighted average of revenue generated by Medicare and managed care payor sources.
(2)Represents weighted average.

The following tables present the above key skilled services metrics by category for all skilled nursing facilities in operation on January 1, 2025, excluding divestitures since that time, as of and for the three and six months ended June 30, 2026 and 2025:

	Three Months Ended June 30,
	2026	2025	Change	Change %

Total Same-Store Facility Results	(Dollars in thousands)
Skilled nursing services revenue	$1,347,423	$1,273,392	$74,031	5.8%
Skilled mix by revenue	49.7%	49.5%	20 bps	0.4%
Skilled mix by nursing patient days	29.7%	29.2%	50 bps	1.7%
Occupancy for skilled nursing services:
Actual patient days	2,640,144	2,582,690	57,454	2.2%
Occupancy rate (operational beds)	90.6%	89.1%	150 bps	1.7%
Number of facilities at period end	284	284	—	—%

	Six Months Ended June 30,
	2026	2025	Change	Change %

Total Same-Store Facility Results	(Dollars in thousands)
Skilled nursing services revenue	$2,694,908	$2,521,441	$173,467	6.9%
Skilled mix by revenue	50.0%	49.9%	10 bps	0.2%
Skilled mix by nursing patient days	29.9%	29.4%	50 bps	1.7%
Occupancy for skilled nursing services:
Actual patient days	5,257,655	5,150,460	107,195	2.1%
Occupancy rate (operational beds)	90.8%	89.3%	150 bps	1.7%
Number of facilities at period end	284	284	—	—%

PACS GROUP, INC. AND SUBSIDIARIES
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(dollars in thousands except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025

	(in thousands except share and per share data)
Net income	$76,349	$50,966	$157,017	$79,346
Less: Net (loss) income attributable to noncontrolling interest	(21)	3	(48)	(89)
Net income attributable to PACS Group, Inc.	$76,370	$50,963	$157,065	$79,435
Adjustments:
Acquisition related costs	734	72	734	209
Stock-based compensation expense	25,832	13,604	46,180	25,806
Legal and other costs	8,167	24,060	19,944	46,864
Provision for income taxes on non-GAAP adjustments (1)	(9,378)	(10,189)	(18,052)	(19,677)
Adjusted Net Income	$101,725	$78,510	$205,871	$132,637
Weighted-average diluted common shares outstanding	161,986,725	165,474,133	162,013,611	165,942,274
Diluted earnings per share	$0.47	$0.31	$0.97	$0.48
Adjusted Earnings Per Share	$0.63	$0.47	$1.27	$0.80
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(1)Represents the Company’s combined federal and state statutory tax rate of approximately 27% for the three and six months ended June 30, 2026 and 2025.

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net income	$76,349	$50,966	$157,017	$79,346
Less: Net (loss) income attributable to noncontrolling interest	(21)	3	(48)	(89)
Net income attributable to PACS Group, Inc.	$76,370	$50,963	$157,065	$79,435
Add: Interest expense	6,042	4,354	12,466	11,258
Provision for income taxes	29,488	27,646	62,556	41,996
Depreciation and amortization	20,121	13,178	38,198	25,883
EBITDA	$132,021	$96,141	$270,285	$158,572
Adjustments to EBITDA:
Acquisition related costs	734	72	734	209
Stock-based compensation expense	25,832	13,604	46,180	25,806
Legal and other costs	8,167	24,060	19,944	46,864
Adjusted EBITDA	$166,754	$133,877	$337,143	$231,451
Rent - cost of services	94,700	94,348	190,231	188,143
Adjusted EBITDAR	$261,454		$527,374

Additional information
Non-cash rent expense (1)	$10,212	$12,437	$21,212	$25,140
__________________
(1)Non-cash rent expense reflects the extent to which our GAAP rent expense recognized exceeded (or was less than) our cash rent payments.
Non-GAAP Financial Measures
In addition to our results provided throughout that are determined in accordance with GAAP, we also present the following non-GAAP financial measures: Adjusted Net Income, Adjusted Earnings Per Share, EBITDA, Adjusted EBITDA and Adjusted EBITDAR (collectively, Non-GAAP Financial Measures). Adjusted Net Income, Adjusted Earnings Per Share, EBITDA and Adjusted EBITDA are performance measures. Adjusted EBITDAR is a valuation measure. These Non-GAAP Financial Measures have no standardized meaning defined by GAAP, and therefore have limitations as analytical tools, and they should not be considered in isolation, or as a substitute for analysis of our results as reported in accordance with GAAP. You should review the reconciliation of net income to the Non-GAAP Financial Measures in the table above, together with our current quarter condensed consolidated financial statements and the related notes in their entirety, and should not rely on any single financial measure. Additionally, other companies may define these or similar Non-GAAP Financial Measures with the same or similar names differently, and because these Non-GAAP Financial Measures are not standardized, it may not be possible to compare these financial measures to those of other companies. A reconciliation of Adjusted EBITDA guidance to Net Income on a forward-looking basis cannot be provided without unreasonable efforts, as the Company is unable to provide reconciling information with respect to provision for income taxes, interest expense, depreciation and amortization, and certain other expenses that are not representative of our underlying operating performances, all of which are adjustments to Adjusted EBITDA.

Performance Measures
We use Adjusted Net Income, Adjusted Earnings Per Share, EBITDA, and Adjusted EBITDA to facilitate internal comparisons of our historical operating performance on a more consistent basis, as well as for business planning and forecasting purposes. In addition, we believe the presentation of these measures is useful to investors, analysts and other interested parties in comparing our operating performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our ongoing operating performance.
Adjusted Net Income – We calculate Adjusted Net Income as net income, adjusted for net (loss) income attributable to noncontrolling interest, further adjusted for non-core business items as listed in Adjusted EBITDA, as well as the related income tax effects of these adjustments.
Adjusted Earnings Per Share – We calculate Adjusted Earnings Per Share by dividing Adjusted Net Income by the weighted‑average diluted shares outstanding for the applicable period.
EBITDA – We calculate EBITDA as net income, adjusted for net (loss) income attributable to noncontrolling interest, before: interest expense; provision for income taxes; and depreciation and amortization.
Adjusted EBITDA – We calculate Adjusted EBITDA as EBITDA further adjusted for non-core business items, which for the reported periods includes, to the extent applicable, costs incurred to acquire operations that are not capitalizable, stock-based compensation expense, legal and other costs, and certain one-time expenses that are not representative of our underlying operating performance. Costs related to acquisitions include costs related to our acquisition of operations, including related costs such as legal fees, financial and tax due diligence, consulting and escrow fees. Legal and other costs include legal and professional fees incurred associated with the Audit Committee’s independent investigation during the years ended December 31, 2025 and 2024, and with other ongoing investigations.
Valuation Measure
We use Adjusted EBITDAR as a measure to determine the value of prospective acquisitions and to assess the enterprise value of our business without regard to differences in capital structures and leasing arrangements. In addition, we believe that Adjusted EBITDAR is also a commonly used measure by investors, analysts and other interested parties to compare the enterprise value of different companies in the healthcare industry without regard to differences in capital structures and leasing arrangements, particularly for companies with operating and finance leases. For example, finance lease expenditures are recorded in depreciation and interest and are therefore removed from Adjusted EBITDA, whereas operating lease expenditures are recorded in rent expense and are therefore retained in Adjusted EBITDA. Adjusted EBITDAR is a financial valuation measure that is not specified in GAAP, and is not displayed as a performance measure as it excludes rent expense, which is a normal and recurring cash operating expense, and is therefore presented only for the current period. While we believe that Adjusted EBITDAR provides useful insight regarding our underlying operations, excluding the impact of our operating leases, we must still incur cash operating expenses related to our operating leases and rent and such expenses are necessary to operate our leased operations. As a result, Adjusted EBITDAR may understate the extent of our cash operating expenses for the respective period relative to our cash needs to operate our leased operations and business.

Adjusted EBITDAR – We calculate Adjusted EBITDAR as Adjusted EBITDA plus rent-cost of services.